Exhibit 10.5

EXECUTIVE employment AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), is made and entered into as of April 15, 2022, by and between Mo Hayat (“Executive”) and MDB CG Management Company, a Nevada corporation (the “Company” and together with Executive, the “Parties”).

RECITALS

THE PARTIES ENTER INTO THIS AGREEMENT on the basis of the following facts, understandings, and intentions:

WHEREAS, the Company is engaged in the business of financing development stage companies that possess meaningful technology with the potential to impact large commercial markets and benefit humanity, assisting in the positioning of such companies, and connecting such companies with potential investors; and

WHEREAS, the Company desires to employ or continue to employ Executive as its Chief of Entrepreneurship and Operations, and Executive is willing to accept such employment or continued employment, in each case pursuant to the terms and conditions set forth herein and in Executive’s Non-Disclosure, Non-Solicitation, and Invention Assignment Agreement (“NDIAA”) dated on or around the Effective Date, which together shall govern the employment relationship between Executive and the Company from and after the date hereof, and, as of the date hereof, supersede and negate all previous agreements with respect to such relationship;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants set forth herein and in the NDIAA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Employment At-Will. The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment on an at-will basis. Employment may be terminated by the Company or Executive at any time with or without cause, subject to certain notice and severance obligations applicable where there is a termination by the Company without Cause or by Executive for Good Reason, subject to the terms and provisions of Sections 7 and 8 of this Agreement, as of the Effective Date upon the terms and conditions hereinafter set forth and in the NDIAA. The Company shall have the right unilaterally to change or revise the terms of the NDIAA, however you expressly acknowledge and agree that any such modification, change, and/or revision shall not alter, terminate, modify, or diminish in any way your obligations under or the enforceability of this Agreement.

2. Term. Though Executive has already begun performing services pursuant to Executive’s employment with the Company, compensation for such employment shall commence once the closing of the Offering has occurred, which is expected to be on or about May 1, 2022, or on any other subsequent date mutually agreed by the Parties (the “Start Date”). The period of time from the Start Date through termination of Executive’s employment with the Company shall be defined as the “Term” of the Agreement.

3. Title; Duties; Work Location.

a. During the Term, Executive shall serve as the Chief of Entrepreneurship and Operations of the Company and shall have the duties, powers, responsibilities, functions, and authority customarily exercised by the Chief of Entrepreneurship and Operations of a company of similar size and nature as the Company, subject to the review, revision, and consent of the Company’s Board of Directors (the “Board”) and Company policies and procedures in effect from time to time. Executive’s duties will also include duties and obligations to the Company’s present and future, direct and indirect parents, subsidiaries, successors, related entities, affiliates and assigns, including but not limited to MDB Capital Holdings LLC (collectively, including but not limited to the Company, the “Company Entities”), that Executive may also do beneficial work for, as the Company may require. The Executive will initially report directly to the Chief Executive Officer.

b. During the Term, Executive may also serve the Company as a member of the Board and have the powers, authorities, duties and responsibilities usually vested in such position, except that the Executive shall be recused from any and all matters concerning Executive’s employment, compensation, or equity. After Executive’s employment ends, Executive agrees to resign and shall automatically be deemed to have resigned from any and all positions, roles, and offices which Executive may hold with respect to the Company and/or other Company Entities, except for any position, role, or membership that is based on Executive’s then-existing standing as a Company shareholder (majority or otherwise), which specifically may include a seat on the Board.

c. During the Term, Executive shall: (i) devote a majority of the Executive’s business time, energy and skill to the performance of the Executive’s duties for the Company Entities; (ii) perform such duties in a faithful, effective and efficient manner to the best of Executive’s abilities; and (iii) hold no other employment or engagement, in each case subject to the exceptions set forth in Section 3(d) below.

d. During the Term, the Executive shall be permitted to manage Executive’s personal investments, participate in conferences, join and/or participate in professional associations or trade groups, serve on the boards of directors (or similar body) of other business entities, be employed by or serve as an adviser to other persons or business entities, and engage in civic or charitable activities, so long as such activities do not, in each case and in the aggregate, materially interfere with the effective discharge of the Executive’s duties and responsibilities to the Company Entities. With respect to any such activity or position Executive engages in or intends to engage in, or holds or intends to hold, outside of the Company that has not previously been disclosed to the Company or regarding which the Company was aware prior to the date first set forth above in this Agreement, including but not limited to as an employee, independent contractor, adviser, volunteer, board member, and/or other similar body (including, without limitation, any association, corporate, civic or charitable board or similar body) Executive must promptly disclose such position to the Company in writing (and in no event shall such disclosure occur later than seven (7) calendar days prior to the commencement of such activity or position). The Company shall have the right to require the Executive to resign from and/or refrain from engaging in any outside position, activity, participation, board membership and/or membership on a similar body (including, without limitation, any association, corporate, civic or charitable board or similar body) which Executive may then be engaged, hold or serve if the Board reasonably determines that Executive’s service, position, activity, participation, board membership and/or membership on a similar body (including, without limitation, any association, corporate, civic or charitable board or similar body), or the same interferes with the effective discharge of Executive’s duties and responsibilities to any of the Company Entities or is in competition or related to any competition with any business of the Company Entities.

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e. Executive shall operate primarily out of such suitable location initially within, or in the immediate vicinity of, the County of Los Angeles, California, as determined by Executive. The Company Entities shall not under any circumstances be required to pay or reimburse Employee for any rental, lease, mortgage, ownership, maintenance, or other such costs associated therewith. Executive acknowledges and agrees that, as Chief of Entrepreneurship and Operations, Executive may be required to engage in significant travel both within the United States and globally to satisfy the duties of the position.

4.	Compensation; Benefits.

a. Base Salary. During the Term, the Company shall pay Executive a base salary (the “Base Salary”), which shall be paid in monthly installments (or more frequently) consistent with the Company’s regular payroll practices in effect from time to time. Executive’s Base Salary shall initially be at an annualized rate of $300,000, prorated in any period of employment partially worked, less applicable taxes, withholdings, and/or lawful deductions. The Board will review Executive’s rate of Base Salary on at least an annual basis and may, in its sole discretion, increase the rate then in effect (but shall not decrease the same, except in the case of Company-wide financial downturns or payroll reductions applied equally amongst substantially all similarly-situated senior employees). The Board shall consider appropriate factors, including, without limitation, Executive’s performance and the Company’s performance and financial condition.

b. Annual Bonus. Executive shall be eligible to receive a variable annual bonus as determined by the Board (the “Annual Bonus”) for each full fiscal year of the Company that occurs during the Term. One-third (1/3) of the Annual Bonus is generally fully discretionary and the remaining two-thirds are based on key performance indicators as determined, set, and assessed by the Board in its sole discretion. In determining bonus amounts, targets, and achievement, the Board shall consider appropriate factors, including, without limitation, Executive’s performance and the Company’s performance and financial condition. Except as otherwise set forth herein and to the maximum extent allowable by law, in order to be eligible to earn any such Annual Bonus in respect of any fiscal year, Executive must be in active working status at the time the Company pays bonuses for the relevant year to senior executives generally, which typically is on or before March 15 of the following fiscal year. For purposes of this Agreement, “active working status” means that Executive has not resigned (or given notice of Executive’s intention to resign) Executive’s employment with the Company, and such employment has not terminated under any circumstances (and the Company has not given notice to terminate such employment or commenced a formal or informal investigation into any misconduct by Executive).

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c. Benefit Plans. During the Term, Executive shall be entitled to participate, with respect to Executive and Executive’s eligible family members and dependents, as applicable, in all of the Company’s Executive benefit plans that may be established from time to time, including, without limitation, any 401(k) and cafeteria plans, health, hospitalization, medical insurance, dental and disability programs; provided that the foregoing shall not be construed to require the Company to establish any such plans, or to prevent the Company from modifying or terminating any such plans once established.

d. Paid Time Off. During the Term, Executive shall be entitled to paid time off at Executive’s own reasonable discretion consistent with the Company’s paid time off policies then in effect. Executive shall also be entitled to all other holiday and leave pay generally available to other similarly positioned executives of the Company.

e. Equity Grant. The Company has established the 2022 Equity Incentive Plan (“Plan”) under which it may grant equity based awards to acquire the Class A Shares of the Company. Executive will be entitled to participate in the plan at the discretion of the Board or a committee thereof that administers the plan. In connection with Executive’s initial employment, the Company will grant Executive Restricted Stock Units (“RSU”) under the terms of the Plan to acquire up to 1,000,000 Class A Shares. The RSU grant will vest over an approximately five year period, with the first vesting being approximately on or about the first anniversary of the date of this Agreement, at which time 1/5 of the RSUs will vest and the remainder will vest in eight (8) equal installments at the end of each six month period thereafter. The vesting of the RSUs is conditioned on your continued employment with the Company as of the applicable vesting date. The grant of RSUs is subject to Executive’s execution of, and the terms and the vesting schedule of the RSUs are set forth in detail within, a separate grant agreement (“Grant Agreement”), which shall govern such RSUs completely and shall control, superseding the terms of this Section 4(e) in the event of any conflicts or inconsistences with the Grant Agreement.

5. Expenses. During the Term, the Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing his duties and responsibilities under this Agreement in accordance with the Company’s policies as approved by the Board from time to time, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

6. Deductions and Withholding. Executive agrees that the Company shall be entitled to withhold from any payments required to be made to Executive hereunder, and all amounts payable to Executive are subject to, all federal, state, local and/or other taxes which are required to be withheld in accordance with applicable statutes and/or regulations and/or any applicable benefit or welfare plan(s) or arrangement(s) from time to time in effect.

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7. Termination of Employment for Cause. The Company may discharge Executive at any time for Cause. For purposes of this Agreement, “Cause” shall mean:

a. Executive has been charged, convicted of, or pled guilty or nolo contendere to, any felony, or any other crime involving embezzlement, misappropriation, fraud, or moral turpitude (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

b. Executive has engaged in acts of fraud, material dishonesty or other acts of knowing misconduct in the course of Executive’s duties hereunder, or to another person or organization Executive may serve, such as those permitted in Section 3, that result in, or are reasonably anticipated to result in, harm to the Company Entities;

c. Executive fails to perform or uphold Executive’s duties under this Agreement (including but not limited to his duty of loyalty and other fiduciary duties) and/or knowingly fails to comply with reasonable directives of the Board, in each case under this clause (c) which is capable of curing, written notice is provided to Executive and Executive has failed to cure such acts or action after a period of thirty (30) days;

d. Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or the Executive’s loss of any governmental or self-regulatory license that is necessary for Executive to perform Executive’s responsibilities under this Agreement; or

e. A breach by Executive of any provision of this Agreement, or any breach by the Executive of any other provision of any contract Executive is a party to with the Company or any Company Entity, in each case under this clause (e) which is capable of curing, written notice is provided to Executive and Executive has failed to cure such acts or action after a period of thirty (30) days.

In the event that the Company wishes to discharge Executive for Cause as set forth above, the Company shall notify Executive in writing of its intention to discharge Executive and of the time (which shall be at least 48 hours after such notice) and place when Executive may have a hearing before the Board. Within five (5) business days following such hearing, the Board shall advise Executive of its determination and, if Executive is to be terminated, of the date of Executive’s termination. After notice and until such determination is made, Executive shall be placed on paid administrative leave and all duties, responsibilities, and/or access may be temporarily suspended (or permanently suspended) at the Company’s option without such action being deemed a breach of any portion of this Agreement. In the event of any termination pursuant to this Section 7, the Company shall have no further obligations or liabilities hereunder after the date of such discharge, other than to pay the pro-rated portion of any unpaid compensation earned through the date of such termination.

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8.	Termination of Employment other than for Cause; Severance.

a. Except as provided herein, in the event that (i) the Company terminates Executive’s employment under this Agreement for any reason other than for “Cause” under Section 7; or (ii) Executive terminates his employment under this Agreement for Good Reason (as defined below), the Company shall have no further obligation to make or provide to Executive, and Executive shall have no further right to receive or obtain from the Company, any payments or benefits, except that Executive shall be entitled, if Executive executes, and does not revoke, an effective separation agreement and general release of claims acceptable to the Company no later than sixty (60) days after termination of employment, to receive from the Company the equivalent of one (1) year of base salary as severance pay (payable in periodic installments or a lump sum, at the Company’s option), a pro-rata Annual Bonus for the fiscal year of Executive’s termination through Executive’s last date of employment with the Company (payable at the time other similarly-situated executives are provided their annual bonus) and reimbursement for all premiums associated with any health, dental, and/or vision insurance benefits continued through the Consolidated Omnibus Budget Reconciliation Act (“Federal COBRA”) and/or the state equivalent (“Mini-COBRA”), provided Executive timely elects or has timely elected to continue such benefits, with such payments commencing only after execution (and the expiration of all revocation periods without revocation) of the settlement agreement and general release of claims referenced above.

b. For the purposes hereof, “Good Reason” shall mean, subject to the notice and cure requirements below, the occurrence of any of the following events without Executive’s consent: (i) a reduction in Executive’s base salary to an amount below that provided for under Section 4(a) (other than in connection with a broad-based reduction in the base salary of similar employees of the Company); (ii) the termination or material reduction of any material Executive benefit or perquisite enjoyed by the Executive (other than in connection with the termination or reduction of such benefit or perquisite to all similar employees of the Company or as may be required by law); (iii) the Company requires Executive to relocate his primary residence more than thirty (30) miles in order to perform his duties and responsibilities described herein; (iv) a material diminution in Executive’s authority, duties or responsibilities (except as authorized herein); or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within ten (10) calendar days after the closing of a merger, consolidation, sale or similar transaction. Notwithstanding the foregoing, in order for the foregoing occurrences or conditions to constitute “Good Reason,” Executive must provide timely written notice to the Company, no later than ninety (90) days after the occurrence thereof, describing any of the events, occurrences, and conditions then constituting “Good Reason” under clauses (i) through (v) above, and the Company shall have thirty (30) calendar days in which to cure the alleged conditions and/or conduct. If the Company fails to cure any such occurrence, the Executive’s termination shall become effective on the 31st calendar day following such written notice.

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9.	Section 409A.

a. If Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-l(i) as of the date of the Executive’s termination of employment, the Executive shall not be entitled to any payment or benefit that constitutes deferred compensation under Section 409A of the Code pursuant to this Agreement until the earlier of: (i) the date which is six (6) months after Executive’s termination of employment for any reason other than death; or (ii) the date of the Executive’s death. The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code. Any amounts otherwise payable to the Executive upon or in the six (6) month period following the Executive’s termination of employment that are not so paid by reason of this Section (a) shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Executive’s termination of employment (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Executive’s death).

b. To the extent that any reimbursement pursuant to Section 4 is taxable to the Executive, any reimbursement payment due to the Executive pursuant to any such provision shall be paid to the Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred. The benefits and reimbursement pursuant to Section 4 are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursement that the Executive receives in one taxable year shall not affect the amount of such benefits and reimbursement that the Executive receives in any other taxable year.

c. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with or be exempt from and avoid the imputation of any tax, penalty or interest under Section 409A of the Code. This Agreement shall be, to the maximum extent permitted by applicable law, construed and interpreted consistent with that intent. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A of the Code or any damages for failing to comply with or be exempt from Section 409A of the Code.

d. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A of the Code upon or following a termination of employment until such termination is also a “separation from service” within the meaning of Section 409A of the Code and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” and like terms shall mean separation from service.

e. If under this Agreement an amount is paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate and distinct payment.

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10. Insurance. The Company Entities may, for their own benefit, maintain life and disability insurance policies covering Executive. Executive will cooperate with the Company Entities and provide such information or other assistance as the Company Entities may reasonably request in connection with obtaining and maintaining such policies. Executive shall be entitled to insurance coverage to the extent provided to other similarly situated senior executives for such losses, damages or expenses under any Company directors’ and officers’ liability insurance policy or corporate agreement (or a similar policy or agreement of any Company Entity).

11. Indemnification. In the event that you are made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by you or the Company related to any contest or dispute between you and the Company or any of its affiliates with respect to this Agreement or your employment hereunder, by reason of the fact that you are or were a director or officer of the Company, or any affiliate of the Company, or are or were serving at the request of the Company as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, you shall be indemnified and held harmless by the Company to the fullest extent applicable to any other officer or director of the Company from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including reasonable and documented attorneys’ fees), except for your own intentional acts or omissions. Costs and expenses incurred by you in defense of such Proceeding (including reasonable and documented attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of you to repay the amounts so paid if it shall ultimately be determined that you are not entitled to be indemnified by the Company under this Agreement.

12. Non-Disparagement.

a. Executive agrees that, to the fullest extent permissible under applicable law, the Executive, and anyone acting at Executive’s direction or on Executive’s behalf, will not either directly or indirectly at any time during or after the termination of employment make any statements to (either in writing or orally), or take any action toward or with respect to, any agents, clients, customers, consultants, contractors, guests, vendors, inventors, investors, franchisors, franchisees, licensees, licensors, employees, joint venturers, business partners, business contacts, media, social media, or other third-parties, which is derogatory of, disparaging, or otherwise casts in a negative light or calls into question the activities or business of the Company Entities or any of their officers, directors, owners, agents, customers, clients, consultants, contractors, guests, vendors, inventors, investors, franchisors, franchisees, licensees, licensors, joint venturers, business partners, and/or business contacts. Executive also agrees not to make any public announcements or post to social media in connection with or with respect to any departure from the Company without the Company’s prior written approval, and, more specifically, Executive agrees to refrain from issuing any statements or press releases to any media, or blogging, tweeting or commenting on Facebook, Instagram, Twitter, Instagram, LinkedIn, TikTok, Snapchat, or any other public or social media forum, about the Company Entities, other than a simple accurate update of the “current employment” section of Executive’s social media profiles.

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b. For and in exchange for the consideration provided under this Agreement, including but not limited to Executive’s right to severance benefits under Section 8 above and all other consideration afforded to Executive under Sections 1-8 herein, the adequacy and sufficiency of which is hereby irrevocably acknowledged by Executive, the Executive agrees to the non-disparagement restrictions and obligations set forth herein and further agrees that such non-disparagement restrictions and obligations, as well as the other restrictions and obligations set forth in the NDIAA, shall survive any termination of this Agreement.

c. Nothing in this Section or Agreement is intended or shall be construed in any way to interfere with, coerce, or restrain any employee from exercising his or her rights under any state or federal labor law, including the National Labor Relations Act, nor is it intended or shall be construed to prohibit disclosure of any facts regarding claims the factual foundation for which are discrimination, harassment, and/or retaliation under federal, state, and/or local laws, any government entity or agent, or to prohibit disclosure of facts to, filing a charge with, or participating in any action or proceeding with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department Labor, the California Department of Fair Employment and Housing, the California Department of Industrial Relations, and/or any other federal, state or local administrative agencies. Further, nothing in this Section or Agreement shall prohibit Executive from making truthful statements pursuant to legal process (e.g in a deposition, under subpoena), applicable law, or to any government entity or agent, or to any agent of the Company, or shall prevent Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

13. No Conflicts. Executive represents and warrants that Executive is not party to any agreement, contract or understanding, whether of employment, consultancy or otherwise, in conflict with this Agreement or which would in any way restrict or prohibit Executive from undertaking or performing services for the Company Entities. Executive hereby acknowledges that Executive has not foregone any other opportunity, financial or otherwise, in connection with commencing or rendering Executive’s services to the Company Entities. Executive represents, warrants and covenants that by continuing Executive’s employment with the Company and performing the Employee’s duties hereunder, the Executive will not breach any agreement, or any obligation to not disclose confidential information, including but not limited to, client lists, trade secrets or any agreement regarding any former employer and the Executive’s employment with the Company does not breach or conflict with any non-solicitation, non-competition agreement or restrictive covenant of any kind, to which the Executive may be subject to or is a party. Executive also represents and warrants that Executive is lawfully able to complete a Form I-9 and to supply documentation in accordance therewith that Executive may work and remain in the United States.

14. Promise Not to Engage in Certain Activities. Executive agrees that, at all times during the Term, Executive will not be or become (i) interested or engaged in any manner, directly or indirectly, either alone or with any person or entity now existing or hereafter created, in any outside business that is competitive with the Company Entities or (ii) directly or indirectly a stockholder or officer, director, agent, consultant, or employee of, or in any manner associated with, or aid or abet, or give information or financial assistance to, any such business. This as well as the other restrictions and obligations set forth in the NDIAA, with respect to the time period so restricted, shall survive any termination of this Agreement. The provisions of this Section shall not prohibit Executive from the purchase or ownership, as a passive investment, of no more than two percent (2%) of the outstanding capital stock of any corporation whose stock is publicly traded.

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15. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF California TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF California WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

16. Arbitration.

a. Except for legal actions that seek injunctive relief or specific performance under this Agreement or the NDIAA or as otherwise prohibited by law, the Parties hereby agree that any dispute, controversy, claim, or counterclaim arising out of, connected with and/or otherwise relating to this Agreement, Executive’s employment, employment conditions, compensation (including, without limitation, Base Salary, Annual Bonus, and RSU or other equity or phantom equity in the Company), and/or employment termination (including but not limited to all common law, contractual, and/or statutory claims under any employment related statute, law, or ordinance, such as Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the California Constitution, any applicable California Industrial Welfare Commission order, the California Business and Professions Code, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act, etc.), and the arbitrability of any controversy or claim relating hereto, will be finally settled by binding arbitration.

b. The Company and Executive agree that, except as otherwise provided in this Agreement, prohibited by applicable law, or mutually agreed-upon by both Parties in writing, any arbitration shall be conducted in Los Angeles, California, in accordance with the employment dispute rules under the auspices of JAMS that are then in effect, currently available at https://www.jamsadr.com/rules-employment-arbitration, or if JAMS declines to arbitrate the dispute, then in accordance with the employment dispute rules under the auspices of the American Arbitration Association, currently available at www.adr.org/Rules, or under the auspices and pursuant to the rules of any other arbitral forum upon which the Parties mutually agree after notice of arbitration is effected (the “Rules”). To the extent the Rules and the terms of this Agreement differ, the terms of this Agreement shall govern. Such arbitration hearing or proceeding will be conducted before a single neutral arbitrator mutually agreed upon by Employee and the Company, or, if no agreement can be reached, a neutral arbitrator or panel of neutral arbitrators chosen in accordance with the then-current Rules who agree(s) to be bound by the terms of this Agreement (the “Arbitrator”). The Company and Executive waive any objection to proceed as set forth in this Section based on lack of personal jurisdiction, improper venue, or inconvenient forum.

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c. The Arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, except as to disputes and items that an arbitrator shall not have authority to determine as specified in this Agreement. The Arbitrator, after giving the parties due opportunity to comment, may dismiss, or grant dismissal motions, other procedural motions, or summary judgment as to all or part of a claim that he or she determines fails to state a legal claim or for which there is no genuine dispute as to the material facts, as appropriate. The Federal Rules of Evidence shall apply to all arbitration proceedings. The Arbitrator is not, however, authorized and does not have jurisdiction to award any damages or relief not authorized by law.

d. Notwithstanding anything to the contrary in the Rules, the arbitration shall provide (i) for reasonable and streamlined written discovery, document requests, and depositions as the Arbitrator deems necessary, and (ii) for a written decision by the Arbitrator that includes the factual and legal bases for the award and shall include a summary of the issues, including the nature of the dispute, the relief requested and awarded, a statement of any other issues resolved, and a statement regarding the disposition of any statutory claims. The award by the Arbitrator shall be final and binding on the parties and judgment on any award may be entered and enforced in any court of competent jurisdiction. A party opposing enforcement of an award may bring an action in any court of competent jurisdiction to set aside or appeal the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

e. The Company will bear the Arbitrator’s fee and any other type of expense or cost that Executive would not be required to bear if the dispute were brought in court. Each party shall bear their own attorneys’ fees incurred in conducting the arbitration. The Arbitrator will not have authority to award attorneys’ fees except to the extent that the statute or contract at issue in the dispute permits or requires the award of attorneys’ fees to the prevailing party. For clarity, the Arbitrator is expressly authorized to award any and all types of relief that would otherwise be available in court.

f. This Agreement and any and all arbitration proceedings, including any award made pursuant thereto, shall be private and confidential, except to the extent disclosure is required by law or applicable professional standards, or is necessary to conduct informal discovery, to enforce the terms of this Agreement, to enforce or contest any award issued by the Arbitrator, or to the extent necessary in a later proceeding between the Parties.

g. Except as provided in this Agreement, the Arbitration and this Section 16 will be governed, interpreted, and enforced by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. To the extent that the Federal Arbitration Act is inapplicable, or held not to require arbitration of a particular claim or claims, the arbitration law of California shall apply. Nothing in this Agreement will limit or expand substantive rights that would otherwise be available by law, or obviates the need to satisfy administrative exhaustion requirements that apply under federal, state, or local law. Nothing in this Section or Agreement shall preclude or otherwise limit Executive’s rights to resort to government agency processes or proceedings, or to file a charge with, or participate in any action or proceeding with, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department Labor, the California Department of Fair Employment and Housing, the California Department of Industrial Relations, and/or any other federal, state or local administrative agencies.

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h. The Arbitrator’s award shall be final and binding upon Executive and the Company, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction in any State of the United States or application may be made to such court for a judicial acceptance of the award and an enforcement as the law of such jurisdiction may require or allow. Each of the Parties hereto expressly and voluntarily waives any right to a jury trial and does so in order to efficiently resolve any future disputes.

17. Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision: as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

18. Entire Agreement. This Agreement (together with the NDIAA and Grant Agreement) embodies the entire agreement of the Parties respecting the matters within its scope, supersedes all prior and contemporaneous agreements of the Parties that directly or indirectly bears upon the subject matter hereof. There are no representations, promises, understandings, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect, except for the NDIAA and Grant Agreement, which shall continue in full force and effect and are hereby reaffirmed. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company’s and each Company Entity’s rights under any existing or future confidentiality, trade secret, proprietary information, non-interference, non-solicitation, restrictive covenant, inventions or similar agreement to which the Executive is a party or otherwise bound shall continue in full force and effect.

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19. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement has received advance written approval from the Board and is executed by both of the Parties hereto.

20. Remedies. Each of the Parties and any person granted rights hereunder whether or not such person is a signatory hereto (including but not limited to the Company Entities) shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each Party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief and/or other appropriate equitable relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

21. Notices. Any and all written notices or other written communications provided for herein shall be deemed to be validly given as of the date of delivery, if delivered personally or by a recognized overnight carrier such as FedEx or UPS, and three (3) days after mailing, if sent by registered or certified mail, return receipt requested, postage and fees prepaid, addressed to the parties at the following addresses: (a) if to Executive, at the address set forth on the signature page hereof; and (b) if to the Company, at its principal office, as may change from time to time. These addresses for notice may be changed by giving notice in accordance with the foregoing.

22. Headings. The headings appearing at the beginning of the sections contained herein and section references contained herein are intended for reference only and shall not in any way determine the construction or interpretation of this Agreement.

23. Waiver. Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

24. Successors and Assigns. This Agreement shall inure to the benefit of Company and its successors and assigns and shall be binding upon Executive and his heirs, executors, administrators and other legal representatives and successors. Executive may not assign his rights, or assign or delegate his duties or obligations, under this Agreement. Company and/or any other Company Entities may freely assign or delegate its or their rights, duties, and/or obligations under this Agreement.

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25. Important Acknowledgements. The Company and Executive each acknowledges and confirms that (i) Executive entered into an agreement dated December 1, 2019 to provide legal services to one of the Company Entities, namely Public Ventures, LLC (f/k/a MDB Capital Group, LLC), a Texas limited liability company, (ii) Executive has not otherwise provided and will not provide legal services to any of the other Company Entities, and (iii) the aforementioned December 1, 2019 agreement is hereby mutually terminated effective immediately. Executive’s duties shall not include providing legal advice or services to the Company or any of the Company Entities, unless and until expressly mutually agreed to in writing amongst the Executive and any one or more of the Company Entities. The Company is further advised that California Rules of Professional Conduct 1.8.1 provides, in part, that an attorney shall not enter into a business transaction with a client unless the terms are fair and reasonable, client is advised in writing to seek the advice of an independent lawyer, and the client provides informed written consent to the terms of the transaction. The Company is hereby advised to the seek the advice of an independent lawyer and confirms that it has sought and been represented by an independent lawyer in connection with this Agreement. The Company and Executive each acknowledge that it: (a) has carefully read this Agreement; (b) has had a reasonable period of time in which to review and consider this Agreement; (c) understands all of the terms of this Agreement; (d) has consulted with and been advised by (or had the opportunity to consult with and declined such consultation with) an attorney with respect to the Agreement; (e) has not relied upon any representation or statement, written or oral, not set forth in this Agreement; and (f) has knowingly and voluntarily executed this Agreement and believes this Agreement to be fair and reasonable.

26.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories. Photographic, pdf, and/or electronic signatures and/or copies of such signed counterparts may be used in lieu of the originals for any purpose.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

MDB CG Management Company

By:
Name:
Title:

Executive:

Print Name:
Address:

(Signature page to Executive Employment Agreement)

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